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                                   [LETTER HEAD]


                                  June 18, 1996




Dayton Superior Corporation
721 Richard Street
Miamisburg, OH   45342

Gentlemen:

        We have acted as counsel to Dayton Superior Corporation, an Ohio corporation (the "COMPANY"), in connection with the offering by the Company and certain shareholders of the Company (the "SELLING SHAREHOLDERS") of up to an aggregate of 3,700,000 of the Company's Class A Common Shares, without par value ("CLASS A COMMON SHARES"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-2974) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and up to an additional 555,000 Class A Common Shares which may be issued pursuant to the Registration Statement upon the exercise of an over-allotment option granted to the Underwriters named in the Registration Statement. Of the Class A Common Shares being offered, 1,974,750 Class A Common Shares plus up to an additional 277,500 Class A Common shares subject to the over-allotment option are being offered by the Company (the "COMPANY SHARES") and 1,725,250 Class A Common Shares plus up to an additional 277,500 Class A Common Shares subject to the over-allotment option are being offered by the Selling Shareholders (the "SELLING SHAREHOLDER SHARES").

        In connection with this opinion, we have examined the Company's Amended Articles of Incorporation as they now are in effect and as they are proposed to be amended in connection with the consummation of the offering, various corporate records and proceedings with respect to the organization of the Company and the issuance of the Class A Common Shares and such other matters as we considered important in order to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

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THOMPSON HINE & FLORY

Dayton Superior Corporation
June 18, 1996
Page 2



        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

        2. Upon the filing of Amended Articles of Incorporation in the form filed as an exhibit to the Registration Statement with the Secretary of State of Ohio immediately prior to the consummation of the offering as described in the Registration Statement, the Company Shares will be duly authorized and, upon issuance of such shares and payment therefor in accordance with the Underwriting Agreement filed as an exhibit to the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable.

        3. The Selling Shareholder Shares are duly authorized, validly issued, fully paid and nonassessable.

        This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency or given to any other person without our prior written consent. This opinion may not be relied upon by any other person or used by you for any other purpose without our prior written consent.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/ Thompson Hine & Flory P.L.L.